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                                   EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-49767 and 33-25537) pertaining to the American Commercial Vessel and Terminal Employees' Savings Plan of our report dated June 11, 1999, with respect to the financial statements and schedules of the American Commercial Vessel and Terminal Employees' Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                          /s/ ERNST & YOUNG LLP
                                          -------------------------------
                                          Ernst & Young LLP

Louisville, Kentucky
June 25, 1999